EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Supertex, Inc.
Sunnyvale, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-167578, 333-69594, 333-47606 and 033-43691) of Supertex, Inc. of our reports dated June 13, 2012, relating to the consolidated financial statements as of and for the year ended March 31, 2012, and the effectiveness of Supertex, Inc.'s internal control over financial reporting as of March 31, 2012, which appear in this Form 10-K.

/s/ BDO USA, LLP
San Jose, California
June 13, 2012